# CONTROL SECURITIES PURCHASE AGREEMENT

This Control Securities Purchase Agreement (the "Agreement") is entered into as of the 1st day of March, 2024, by and between Nelson Grist ("Purchaser") and William E. Sluss ("Seller"), one of the controlling shareholders of Black Bird Biotech, Inc., a publicly-traded Nevada corporation ("BBBT"). Purchaser and Seller are referred to as the "Parties," each a "Party."

## RECITALS

WHEREAS, Seller is the owner of 1,000 shares, or 2.38% of the outstanding shares, of Series A Preferred Stock of BBBT; and

WHEREAS, Purchaser desires to purchase 1,000 shares of the Series A Preferred Stock (the "Control Shares") owned by Seller, and Seller desires to sell the Control Shares to Purchaser, on the terms and conditions set forth in this Agreement.

## AGREEMENT

In order to consummate this Agreement, Purchaser and Seller, in consideration of the mutual covenants and on the basis of the representations and warranties set forth, agree as follows:

1. **Background and Recitals.** Purchaser and Seller agree that the statements set forth above under "Recitals" are true and correct.

2. **Purchase of Control Shares.**

2.01 **Purchase.** Subject to the terms and conditions of this Agreement, Seller shall transfer and sell to Purchaser all indicia of ownership representing the Control Shares, which shall be delivered upon payment therefor on the Exchange Date (defined below), in accordance with the provisions hereof.

2.02 **Consideration for Purchase.** In payment of the Control Shares, Purchaser shall pay to Seller the sum of $25,000.00, payable, as follows: (1) $12,500.00 (the "Exchange Amount") in immediately available funds on the Exchange Date (defined below); and (2) delivery of a promissory note (the "Exchange Note") in the principal amount of $12,500.00, in the form of Exhibit A attached hereto. Payment of the Exchange Amount shall be made in the manner prescribed by Seller.

3. **The Exchange.** The transactions contemplated by this Agreement shall be consummated (the "Exchange") by an exchange of all instruments and other deliverables required to be delivered by the Parties on March 12, 2024, or at such other time as the Parties shall mutually agree (the "Exchange Date"). At the Exchange, the Parties shall deliver the instruments and other deliverables required to be delivered pursuant to Section 5. The Exchange shall be deemed to be effective upon the consummation of the Acquisition Agreement.

4. **Further Agreements.**

(a) **Contingency.** It is agreed by Purchaser and Seller that, in the event all of the control securities purchase agreements between Purchase and Newlan & Newlan, Ltd. and Fabian G. Deneault shall fail to be consummated in accordance with their respective terms, this Agreement shall become null and void and each of Purchase and Seller shall return to his *status quo ante*.

(b) **Schedule 14-F1.** Seller shall cause BBBT to have filed a Schedule 14-F1 at least 10 days prior to the Exchange Date. In this regard, Purchaser shall cooperate in the preparation of such filing.

(c) **Post-Exchange Assistance.** For the 30-day period immediately following the Exchange, as further consideration for Purchaser's entering into this Agreement, Seller agrees to provide assistance after the Exchange relating to the operations and business relationships of BBBT, it being understood by the parties that such assistance is intended to be ministerial and not that of a formal consultant.

5. **Consummation of the Exchange.** At the Exchange and subject to the terms and conditions contained herein:

(a) **Deliveries of Purchaser.** Purchaser shall deliver the Exchange Amount in immediately available funds and the Exchange Note.

**(b) Deliveries of Seller.** Seller shall deliver an assignment, duly executed, in the form of Attachment 1 attached hereto.

**6. Representations and Warranties of Seller.** Seller represents and warrants, as of the date of this Agreement and as of the Closing Date, as follows:

**6.01. Full Disclosure.** As of the Closing Date, Seller will have disclosed all events, conditions and facts materially affecting the business and prospects of BBBT known to Seller.

**6.02. Ownership of Control Shares.** Seller is, on the date of this Agreement, and on the Closing Date will be, the lawful owner of the Control Shares. Seller has the legal right and power to sell, assign and transfer the Control Shares. The delivery of the Control Shares to Purchaser pursuant to the provisions of this Agreement will transfer valid title to the Control Shares free and clear of all liens, encumbrances, claims and other restrictions of any kind.

**6.03. Legal Authority.** The owners of Seller have authorized Seller's entering into, and performing under, this Agreement.

**6.04. No Brokers or Finders.** All negotiations related to this Agreement on the part of Seller have been accomplished solely by Seller without the assistance of any person employed as a broker or finder. Seller has done anything to give rise to any valid claims against Purchaser or BBBT for la brokerage commission, finder's fee or any similar charge.

**7. Representations and Warranties of Purchaser.**

**7.01. Investment Purpose.** Purchaser is acquiring the Subject Securities for Purchaser's own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "1933 Act").

**7.02. Transfer or Resale.** Purchaser understands that the Control Shares have not been, and are not being, registered under the 1933 Act or any state securities laws and constitute "restricted securities." Purchaser understands that there is no trading market for the Control Shares.

**7.03. Legend.** Purchaser understands that the certificates representing the Control Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

> THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(a)(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.

**7.04. No Legal Disability.** Purchaser represents and warrants to Seller that Purchaser is under no legal disability with respect to entering into, and performing under, this Agreement.

**8. Survival of Representations and Warranties; Expenses.**

**8.01. Nature and Survival of Representations and Warranties.** The covenants, representations and warranties of Purchaser and Seller shall survive the Exchange Date.

**8.02. Expenses.** Purchaser and Seller shall pay their respective expenses incurred by them arising out of this Agreement and the transactions contemplated in this Agreement, including, but not limited to, all fees and expenses of their counsel and accountants.

**9. Termination.**

**9.01. Default.** Purchaser or Seller may, by written notice, on or at any time prior to the Closing Date, terminate this Agreement by notice to the other party in the event:

**(a)** The other party has defaulted under this Agreement by failing to perform any of its covenants and agreements contained in this Agreement; and

**(b)** Each default has not been fully cured within three (3) days after receipt of the notice specifying particularly the nature of the default.

**9.02. Delay.** If consummation of the transactions contemplated in this Agreement has not occurred by 11:59 p.m., Central Time, on March 31, 2024, the party that is not in default in the timely performance of any of its covenants and conditions may terminate this Agreement subsequent to that time by giving written notice of termination to the other party. The written notice of termination shall be effective upon the delivery of the notice in person to the other party or parties or, if served by mail or overnight courier, upon the receipt of the notice by such party or parties.

**10. Indemnification.**

**10.1 Seller's Agreement to Indemnify.** Seller agrees to indemnify and hold harmless Purchaser from, against and in respect of the full amount of any and all damages arising from, in connection with, or incident to any breach or violation of any of the representations, warranties, covenants or agreements of Seller contained in this Agreement.

**10.2 Purchaser's Agreement to Indemnify.** Purchaser agrees to indemnify and hold harmless Seller from, against and in respect of the full amount of any and all damages arising from, in connection with, or incident to any breach or violation of any of the representations, warranties, covenants or agreements of Purchaser contained in this Agreement.

**11. Miscellaneous.**

**11.01. Notices.** All notices, requests and other communications to any party hereunder shall be in writing (including e-mail transmission) and shall be given:

| | |
|---|---|
| if to Purchaser, to: | Nelson Grist<br>2801 E. Camelback Road, Suite 200<br>Phoenix, Arizona 85016<br>E-mail: nelson@ivexhealthcorp.com |
| if to Seller, to: | William E. Sluss<br>1029 Sussex Drive<br>Kingsport, Tennessee 37660<br>E-mail: billsluss73@gmail.com |

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

**11.02. No Third-Party Beneficiaries.** Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies or liabilities under or by reason of this Agreement.

**11.03. Amendments and Waivers.** Any provision of this Agreement may be amended or waived prior to the Closing Date, if, but only if, such amendment or waiver is in writing and is signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

**11.04. Cumulative Rights and Remedies.** All rights and remedies under this Agreement shall be cumulative, and none shall exclude any other right or remedy at law. Such rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises.

**11.05. Binding Effect; Benefit; Assignment.** The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto; provided, however, that Purchaser shall have the right to assign his rights and delegate his duties hereunder to an entity controlled by him.

**11.06. Governing Law.** This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law rules of such state.

**11.07. Arbitration.** In the event of a dispute between the parties arising out of this Agreement, both the Company and Executive agree to submit such dispute to arbitration before the American Arbitration Association (the "Association") at its Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment may be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, may award attorneys' fees to the prevailing party.

**11.08. Counterparts; Effectiveness.** This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when executed by Purchaser and Seller.

**11.09. Entire Agreement.** This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

**11.10. Severability.** If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other governmental authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

**11.11. Advice of Counsel.** Seller and Purchaser each acknowledge that, in executing this agreement, each has had the opportunity to seek the advice of independent legal counsel and has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

**SELLER**

DocuSigned by:

William E. Sluss

**PURCHASER:**

DocuSigned by:

Nelson Grist

Nelson Grist

**ACKNOWLEDGED:**

BLACK BIRD BIOTECH, INC.

DocuSigned by:

By: Fabian Deneault

Fabian G. Deneault
President

**Exhibit A**

**Form of Promissory Note**

**THESE SECURITIES HAVE BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(a)(2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH PROPOSED TRANSFER IS IN ACCORDANCE WITH ALL APPLICABLE LAWS, RULES AND REGULATIONS.**

**PROMISSORY NOTE**

$12,500.00 March ___, 2024

FOR VALUE RECEIVED, the undersigned, __________________ ("Maker"), promises, pursuant to the terms of this Promissory Note (the "Note"), to pay to William E. Sluss ("Payee") (Payee and any subsequent holders hereof are hereinafter referred to collectively as "Holder"), at such place, or places, as Holder may designate to Maker in writing from time to time, the amount of Twelve Thousand Five Hundred and no/100 Dollars ($12,500.00), together with interest thereon at the rate of zero percent (0%) per annum until paid, which shall be due and payable on or before September 12, 2024 (the "Maturity Date").

Should Maker fail to pay the amount due under this Note on or before the Maturity Date, an additional $5,000 shall become due and payable hereunder.

All amounts due hereunder may be prepaid in whole or in part prior to any demand, at any time and from time to time, without premium or penalty.

All payments due pursuant to this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Payee indicated above, or such other place as Holder shall designate in writing to Maker. If any payment on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any payment made pursuant to the foregoing shall not be deemed late for purposes of assessing interest pursuant to the preceding paragraph. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

As used herein, the terms "Maker" and "Payee" shall be deemed to include their respective successors, legal representatives, and assigns, whether by voluntary action of the parties or by operation of law.

In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys' fees and all court costs.

This Note shall be the obligation of all Makers, endorsers, guarantors and sureties, if any, as may exist now or hereafter in addition to Maker, and shall be binding upon them and their respective heirs, administrators, executors, legal representatives, successors, and assigns and shall inure to the benefit of Payee and his heirs, administrators, executors, legal representatives, successors and assigns.

Notwithstanding any provision to the contrary contained herein or in any other document, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Note or any other document which, under applicable laws, are or may be deemed to constitute interest, ever exceed the maximum non-usurious interest rate permitted by applicable Florida or federal laws, whichever permit the lower rate. In this connection, Maker and Payee stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Note shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. Maker shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, Holder shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of the applicable indebtedness. The provisions of this paragraph shall control all agreements, whether now or hereafter existing and whether written or oral, between Maker and Payee.

THIS PROMISSORY NOTE AND ALL OTHER WRITTEN AGREEMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

______________________

Nelson Grist

**Attachment 1**

**Form of Assignment**

---

## ASSIGNMENT OF SECURITIES

For good and adequate consideration, the receipt and adequacy of which is acknowledged, the undersigned, William E. Sluss ("Assignor"), conveys, transfers and assigns to Nelson Grist ("Assignee") all of Assignor's right, title and interest in and to the following securities:

**1,000 Shares of Series A Preferred Stock**
**of Black Bird Biotech, Inc., a Nevada corporation**

The Series A Preferred Stock has the following rights, preferences and privileges:

**See Annex 1 attached hereto and made a part hereof.**

Assignee accepts such conveyance, transfer and assignment.

This Assignment of Securities is made and received to be effective on the ____ day of March ___, 2024.

| | |
|---|---|
| **ASSIGNOR:** | **ASSIGNEE:** |
| ______________________ | ______________________ |
| William E. Sluss | Nelson Grist |

**Annex 1 to Assignment of Securities**

| Filed in the Office of | Business Number E0936602006-3 |
|---|---|
| Secretary of State State Of Nevada | Filing Number 20222543370 |
| | Filed On 8/11/2022 2:05:00 PM |
| | Number of Pages 4 |

**BARBARA K. CEGAVSKE**
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Certificate, Amendment or Withdrawal of Designation

**NRS 78.1955, 78.1955(6)**

☒ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☐ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

| | |
|---|---|
| **1. Entity information:** | Name of entity: BLACK BIRD BIOTECH, INC.<br>Entity or Nevada Business Identification Number (NVID): 200618111679 |
| **2. Effective date and time:** | For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time: (must not be later than 90 days after the certificate is filed) |
| **3. Class or series of stock:** (Certificate of Designation only) | The class or series of stock being designated within this filing: SERIES A PREFERRED STOCK |
| **4. Information for amendment of class or series of stock:** | The original class or series of stock being amended within this filing: |
| **5. Amendment of class or series of stock:** | ☐ Certificate of Amendment to Designation- Before Issuance of Class or Series<br>As of the date of this certificate no shares of the class or series of stock have been issued.<br>☐ Certificate of Amendment to Designation- After Issuance of Class or Series<br>The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. |
| **6. Resolution:** Certificate of Designation and Amendment to Designation only) | By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*<br>Certificate of Designation of Black Bird Biotech, Inc. [Continued on attached pages] |
| **7. Withdrawal:** | Designation being Withdrawn: Date of Designation:<br>No shares of the class or series of stock being withdrawn are outstanding.<br>The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * |
| **8. Signature:** (Required) | X ____________ Signature of Officer Date: 08/11/2022 |

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

**BLACK BIRD BIOTECH, INC.**

**CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A PREFERRED STOCK**

PURSUANT TO SECTION 78.1955 OF THE
NEVADA REVISED STATUTES

Pursuant to Section 78.1955 of the Nevada Revised Statutes, the undersigned does hereby certify, on behalf of Black Bird Biotech, Inc., a Nevada corporation (the "Company"), that the following resolution was duly adopted by the Board of Directors of the Company.

WHEREAS, the Articles of Incorporation of the Company, as amended (the "Articles of Incorporation"), authorize the issuance of up to 50,000,000 shares of preferred stock, par value $0.001 per share, of the Company (the "Preferred Stock") in one or more series, which Preferred Stock shall have such distinctive designation or title, voting powers or no voting powers, and such preferences, rights, qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof; and

WHEREAS, it is the desire of the Board of Directors to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such new series.

**NOW, THEREFORE, IT IS RESOLVED,** that the Board of Directors does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (this "Certificate of Designation") establish and fix and herein state and express the designation, rights, preferences, powers, restrictions, and limitations of such series of Preferred Stock as follows:

**TERMS OF SERIES A PREFERRED STOCK**

**Section 1. Designation, Amount and Par Value.** The series of Preferred Stock shall be designated as Series A Preferred Stock (the "Series A Preferred Stock") and the number of shares so designated shall be Forty-Two Thousand (42,000). Each share of the Series A Preferred Stock shall have a par value of $0.001.

**Section 2. Fractional Shares.** The Series A Preferred Stock may be issued in fractional shares.

**Section 3. Voting Rights.** The holders of the Series A Preferred Stock shall, as a class, have rights in all matters requiring shareholder approval to a number of votes equal to two (2) times the sum of:

(a) The total number of shares of common stock which are issued and outstanding at the time of any election or vote by the shareholders; plus

(b) The number of votes allocated to shares of Preferred Stock issued and outstanding of any other class that shall have voting rights.

**Section 4. Dividends.** The Series A Preferred Stock shall be treated *pari passu* with the Company's common stock, except that the dividend on each share of Series A Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of the Company's common stock multiplied by the Conversion Rate, as that term is defined in Section 6(a).

**Section 5. Liquidation.** Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, payments to the holders of Series A Preferred Stock shall be treated *pari passu* with the Company's common stock, except that the payment on each share of Series A Preferred Stock shall be equal to the amount of the payment on each share of the Company's common stock multiplied by the Conversion Rate, as that term is defined in Section 6(a).

**Section 6. Conversion and Adjustments.**

(a) **Conversion Rate.** The Series A Preferred Stock shall be convertible into shares of the Company's common stock, as follows:

> Each 1,000 shares of Series A Preferred Stock shall be convertible at any time into a number of shares of the Company's common stock that equals one percent (1.00%) of the number of issued and outstanding shares of the Company's common stock outstanding on the date of conversion (the "Conversion Rate").

(b) **No Partial Conversion.** A holder of shares of Series A Preferred Stock shall be required to convert all of such holder's shares of Series A Preferred Stock, should any such holder exercise his, her or its rights of conversion.

(c) **Adjustment for Merger and Reorganization, etc.** If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger (a "Reorganization Event") involving the Company in which the Company's common stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property, then each share of Series A Preferred Stock shall be deemed to have been converted into shares of the Company's common stock at the Conversion Rate.

**Section 7. Protection Provisions.** So long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series A Preferred Stock, alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to affect adversely the holders of Series A Preferred Stock.

**Section 8. Waiver.** Any of the rights, powers or preferences of the holders of the Series A Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding.

**Section 9. No Other Rights or Privileges.** Except as specifically set forth herein, the holder(s) of the shares of Series A Preferred Stock shall have no other rights, privileges or preferences with respect to the Series A Preferred Stock.

**RESOLVED, FURTHER,** that the president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 11th day of August, 2022.

BLACK BIRD BIOTECH, INC.

By: ______________________
Fabian G. Deneault
President